Exhibit 99.2

                                                              September 28, 2006

STRICTLY CONFIDENTIAL
---------------------


Metromedia International Group, Inc.
8000 Tower Point Drive
Charlotte, North Carolina 28227
Attn: Board of Directors

Re: Metromedia International Group, Inc.

Gentlemen:

We are pleased to submit our joint proposal to acquire (the "Acquisition") all of the outstanding capital stock of Metromedia International Telecommunications, Inc. ("MITI") from Metromedia International Group, Inc. ("MIG") pursuant to a sale transaction conducted in accordance with section 363 of 11 U.S.C. ss.ss. 101 et seq (the "Code") pursuant to a chapter 11 case (the "Wind-Up Case") filed in the United States Court for the District of Delaware by MIG. This proposal is submitted on behalf of a bidding group (the "Group") comprised of Istithmar PJSC ("Istithmar"), Salford Georgia ("Salford"), and Emergent Telecom Ventures Limited ("ETV"), which Group will effectuate the Acquisition through a special purpose entity (the "Buyer") with funds managed, arranged and/or advised by members of the Group.

Our proposal is as follows:

1.     Price.
       -----

We propose to pay US $480 million in immediately available funds in total consideration to MIG for the Acquisition, on the terms and conditions set forth herein. Our proposed US $480 million purchase price for the Acquisition is based on the following assumptions:

(i) (x) the structure chart of MITI and its subsidiaries attached as Schedule A hereto completely and accurately identifies all of the subsidiaries of MITI and all of MITI's direct and indirect ownership interests therein,
       (y) Schedule B hereto includes complete and accurate copies of all shareholder (or equivalent) agreements to which MITI or any of its majority-owned subsidiaries is a party relating to MITI's indirect ownership interest in its subsidiary Magticom, Ltd. ("Magticom"), and (z) Schedule C hereto sets forth a complete list of all documents effectuating changes to MIG's direct or indirect ownership interests in Magticom since January 2004;

(ii) at the time of signing the Stock Purchase Agreement (as defined below) for the Acquisition, Magticom will have cash on hand in an amount of no less than US $15 million;

(iii) all financial information regarding Magticom identified on Schedule D hereto which has been provided to the Group by MIG and its representatives is complete and accurate in all material respects;

(iv) all business plans and projections that are identified on Schedule E hereto and provided to the Group prior to the date hereof by Magticom and its representatives regarding Magticom were prepared in good faith by Magticom's management and reflected the reasonable judgment of such management at the time such business plans and projections were prepared as to the future ordinary course operations of such businesses on a basis consistent with past practice;

(v) except as identified on Schedule F hereto, MITI and its subsidiaries (including Magticom) will take no action outside of the ordinary course of business (including the incurrence of additional indebtedness, the payment of dividends or the acquisition or disposal of any assets, other than asset dispositions that are not material to MITI and its subsidiaries taken as a whole);

(vi) Magticom's operating licenses in effect as of the date hereof (all of which are identified on Schedule G hereto) are suitable for the conduct of its business as such business is presently conducted, Magticom is in compliance in all material respects with the terms of such licenses and as of the date hereof there are no bona fide material claims outstanding against such licenses; and

(vii) the Acquisition will not result in any taxes becoming payable by MITI or any of MITI's subsidiaries.

2.     Form of Transaction.
       -------------------

The Acquisition will be structured as a stock sale to the Buyer of all of the issued and outstanding capital stock of MITI by MIG pursuant to procedures set forth in the Code as part of the Wind-Up Case.

3.     Financing.
       ---------

All of our proposed US $480 million purchase price will be funded by equity commitments from the members of the Group. Such equity is presently contemplated to be funded 45% by Istithmar, 45% by Salford and 10% by ETV. Prior to the execution by Buyer of the Stock Purchase Agreement (as defined below), each of the members of the Group (and all other sources of equity capital) will provide binding contractual commitments to Buyer, in form and substance reasonably satisfactory to MIG, to fund their respective equity portions of the purchase price (subject in each case only to the satisfaction of the conditions precedent contained in the Stock Purchase Agreement), which binding commitments shall provide that MIG is a third party beneficiary thereof.

Prior to executing the Stock Purchase Agreement, the Group shall provide evidence or take other measures reasonably satisfactory to MIG demonstrating he Group's ability to pay the $480 million purchase price described in Section 1 of this letter and MIG's ability to successfully recover against the members of the

Group in the event of a breach of the Stock Purchase Agreement by the Buyer. Although the Group may seek to fund a portion of the $480 million purchase price described under Section 1 of this letter through the incurrence of indebtedness, raising such indebtedness is not a condition to the Group's or Buyer's consummation of the Acquisition and there shall be no financing contingency as to the Group's or Buyer's performance pursuant to the Stock Purchase Agreement.

4.     Approvals.
       ---------

We understand that execution of a definitive agreement in respect of the Acquisition is subject to approval by the Board of Directors of MIG and we have advised MIG and MIG has acknowledged that the execution of a definitive agreement in respect of the Acquisition will require the approval of the respective investment committees of Istithmar and Salford and the Board of Directors of ETV. We further understand that the consummation of the Acquisition is subject to the approval of the Court in the Wind-Up Case, to obtaining all material third party consents, if any, and obtaining any required material governmental consents, if any.

5.     Due Diligence.
       -------------

We will require not more than 60 days to complete a customary business, financial, tax, environmental and legal due diligence effort, the results of which must be satisfactory to us in our sole discretion. We are prepared to make available all necessary resources to ensure that this due diligence review can be completed expeditiously.

In connection with the Group's due diligence review of MITI and its subsidiaries in connection with the Acquisition, MIG shall afford and shall cause its subsidiaries identified on Schedule A hereto in blue to afford to the Group, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Group, reasonable access during normal business hours and upon reasonable prior notice to MIG to all the properties, books, contracts, commitments, personnel and records of MITI and such subsidiaries as the Group may from time to time reasonably request, and MIG shall furnish or cause to be furnished promptly to the Group all other information reasonably available to MIG concerning MITI and such subsidiaries' business, properties and personnel as the Group may reasonably request.

6.     Management.
       ----------

As you are aware and with your prior consent, we have commenced discussions with Mark Hauf in order to explore with him the possibility of continuing his services for our Group or one of its members or their respective affiliates.

7.     Definitive Stock Purchase Agreement.
       -----------------------------------

During the first 45 days following the execution by MIG of this letter, the Group and MIG will negotiate in good faith a stock purchase agreement (the "Stock Purchase Agreement") to be executed by Buyer and MIG in respect of the Acquisition. The Stock Purchase Agreement will be governed by Delaware law and include representations, warranties, covenants and closing conditions that are customary in connection with the sale of publicly-traded U.S. companies, including conveyance of good title to the capital stock of MITI free and clear of all liens.

The conditions to Buyer's obligation to consummate the Acquisition will only be subject to: approval of the Acquisition by the Court in the Wind-Up Case; no law or injunction being in effect that restrains, enjoins or otherwise prevents the Acquisition; receipt of all material third party and material governmental consents, if any; compliance in all material respects by MIG with any pre-closing covenants; and the accuracy at signing and closing of MIG's representations regarding MITI's capitalization and MIG's ownership of all of the issued and outstanding capital stock of MITI free and clear of all liens and the accuracy in all material respects at signing of MIG's other representations and warranties. Any "material adverse effect" closing condition set forth in the Stock Purchase Agreement will be limited to items identified on Schedule G hereto.

The Stock Purchase Agreement will also provide for the payment by MIG of a "break-up fee" of US $12 million (2.5% of the purchase price described under Section 1 of this letter) to the Buyer in the event that the Acquisition is not consummated for any reason other than a breach by the Buyer of the Stock Purchase Agreement.

8.     Certain Commitments.
       -------------------

As you can appreciate, our due diligence review and the negotiation of definitive agreements will require us to continue to dedicate substantial management resources and to incur material expenses. In consideration of this commitment on our part, MIG agrees that, for a period beginning on the latter of
(x) October 6, 2006 and (y) the date of effectiveness of this letter as provided in Section 12 hereof and ending at 11:59 p.m. on the date that is 60 days from October 6, 2006 or such effective date, as the case may be, it will not, and will cause its officers, directors, investment bankers, financial advisors, attorneys, accountants, agents and other representatives retained by, or acting on behalf of MIG, MITI or Metromedia Georgia Holdings Inc (together, the "MIG Parties") not to, directly or indirectly:

(i) solicit or initiate, facilitate or encourage (including, without limitation, furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to the acquisition of all or any substantial part of the business and properties or capital stock of MIG, including MITI and/or its subsidiaries identified on Schedule A, whether by merger, tender offer, purchase of assets or shares of capital stock or otherwise (other than the transactions contemplated by this letter) (an "Acquisition Proposal") or

(ii) negotiate, explore or otherwise engage in discussions with any person other than the Group (or any of its representatives) with respect to an Acquisition Proposal.

Notwithstanding anything to the contrary herein, the Group may terminate the exclusivity restriction described in the immediately preceding paragraph at any time and for any reason by providing written notice of such termination to MIG (a "Termination Notice"). In the event the Group terminates this exclusivity restriction for Cause (as defined below) before it would otherwise expire and promptly delivers a Termination Notice to MIG identifying in reasonable detail the facts giving rise to the existence of Cause, MIG will reimburse the members of the Group for all of their reasonable documented out-of-pocket expenses incurred in connection with the proposed Acquisition, up to an aggregate amount of US $1.5 million if such Termination Notice for Cause is delivered within the first 30 days of the "exclusivity period" described in the immediately preceding paragraph, and up to an aggregate amount of US $3 million if such Termination Notice for Cause is delivered at any time between days 31 and 60 of such "exclusivity period"; provided that it is understood and agreed that such expense reimbursement shall not be the exclusive remedy of the Group in the event of termination of this exclusivity restriction for Cause. In the event the Group terminates the exclusivity restriction for any reason other than for Cause before it would otherwise expire, MIG shall have no obligation whatsoever to make any expense reimbursement payment to the Group. For purposes of this letter, "Cause" shall mean (i) any material breach of the exclusivity provisions of the first paragraph of this Section 8 by any of the MIG Parties or any officer or director of MIG, (ii) any material breach by MIG of the "access to information" covenant set forth in the second paragraph under Section 5 of this letter, (iii) any of the purchase price assumptions outlined in Section 1 of this letter not being accurate in all material respects, or (iv) any failure by MIG to consent to an assignment by a member of the Group of its rights, interests or obligations hereunder in violation of Section 13 of this letter.

In further consideration of the time and expense to be incurred by the Group in connection with the proposed Acquisition, MIG agrees that in the event that no later than the date that is 60 days following the effective date of this letter (as determined in accordance with Section 12 of this letter):

(i) each member of the Group provides written certification to MIG that it is willing and ready to deliver to MIG evidence reasonably satisfactory to MIG of its ability to pay its pro rata share of the $480 million purchase price described in Section 1 of this letter, and MIG's ability to successfully recover that pro rata share against that member of the Group in the event of a breach of the Stock Purchase Agreement by the Buyer and a binding commitment, in form and substance reasonably satisfactory to MIG, in respect of its portion of the requisite equity financing referenced in Section 3 above;

(ii) Buyer confirms in writing to MIG that it is willing to enter into a Stock Purchase Agreement having the terms described herein and providing for aggregate consideration of no less than US $480 million; and

(iii) MIG is not willing to enter into a Stock Purchase Agreement with Buyer on the foregoing basis,

then MIG will reimburse the members of the Group for all of their reasonable documented out-of-pocket expenses incurred in connection with the matters described in this letter, up to an aggregate amount of US $3 million. For the avoidance of doubt and notwithstanding anything to the contrary herein, no amount shall be payable by MIG pursuant to the preceding sentence to the extent the Group has delivered a Termination Notice to MIG pursuant to the preceding paragraph of this Section 8.

Notwithstanding anything to the contrary herein, it is understood and agreed that the expense reimbursement amounts described in this Section 8 shall not be paid more than once under any circumstances and consequently if the Group has become entitled to be reimbursed for reasonable documented out-of-pocket expenses pursuant to the second paragraph of this Section 8, then MIG shall have no additional obligation to reimburse the Group for reasonable documented out-of-pocket expenses pursuant to the third paragraph of this Section 8. For the avoidance of doubt, the parties hereto acknowledge and agree that the maximum payment obligation of MIG pursuant to this Section 8 shall not exceed US $3 million.

MIG shall promptly advise the Group orally of any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal (including any changes thereto) and the identity of the person making any such Acquisition Proposal.

9.     Confidentiality; Public Announcements.
       -------------------------------------

We request that our interest in the Acquisition and our submission of this proposal be kept confidential. This letter is delivered on this condition and is to be received by the Board of Directors of MIG with the express understanding that its contents are not to be disclosed to anyone other than those persons to whom disclosure is necessary for the evaluation of our proposal. Notwithstanding the foregoing, (i) the Group acknowledges that MIG will file a copy of this letter as an exhibit to a Current Report on Form 8-K filed promptly following the effectiveness of this letter pursuant to Section 12 hereof, and (ii) any party hereto may disclose this letter and its terms to the extent deemed necessary or advisable to comply with the order of any court or administrative agency or in any pending legal or administrative proceeding or as required by applicable law or legal process or the rules and regulations of any regulatory authority or agency.

The initial press release with respect to the transactions contemplated by this letter shall be in the form agreed to by the Group and MIG. Thereafter, each member of the Group and MIG shall not, and each shall cause its subsidiaries and affiliates not to, issue any press release or otherwise make any public announcement with respect to this letter, the Acquisition or the other transactions contemplated hereby without the consent of the other parties hereto, except where such release or announcement is required under applicable requirements of law or applicable rule or regulation, in which case the issuing party shall use its commercially reasonable efforts to consult with the other party before issuing any such release or making any such public announcement.

10.    Intent to Proceed.
       -----------------

This letter does not constitute a legally binding agreement, except for the second paragraph of Section 5 and Sections 8, 9, 10, 11, 12 and 13, the provisions of which shall be binding upon each of the parties, and that the failure to execute and deliver a Stock Purchase Agreement or to consummate the transactions contemplated hereby shall impose no liability on any party hereto other than as contemplated by the legally binding provisions of this letter. The provisions of the second paragraph of Section 5 and Sections 8, 9, 10, 11, 12 and 13 shall be governed by the laws of the State of New York and any disputes with respect to those provisions shall be subject to the exclusive jurisdiction of the Federal and state courts located in the city and county of New York.

11.    Extension of Confidentiality Agreement.
       --------------------------------------

Reference is hereby made to that Confidentiality Agreement, dated February 15, 2005, as amended, entered into by MIG and ETV (the "Confidentiality Agreement") and to which Istithmar and Salford ("Other Group Members") are bound by agreements executed between each and ETV. ETV and the Other Group Members hereby agree that all information, data and analyses furnished by MIG or its affiliates, directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors ("Representatives") to ETV, the Other Group Members or their Representatives or potential sources of funding (and their advisors and agents) (collectively, "ETV's Representatives"), in accordance with this letter and any analyses, compilations, studies, documents or other material prepared by ETV or ETV's Representatives based in whole or in part upon such information, data or analyses shall constitute "Confidential Information" as defined in the Confidentiality Agreement and for all purposes set forth in the Confidentiality Agreement. In addition, MIG and ETV hereby agree to extend the expiration date of the Confidentiality Agreement set forth in Section 15 thereof to the date that is eighteen months from the date of this letter.

12.    Effectiveness.
       -------------

This letter shall automatically become effective and deemed delivered to MIG upon the receipt by MIG of counterpart signature pages to that certain Lock-up and Voting Agreement by consenting representatives preferred stockholders holding, in the aggregate, at least sixty-seven percent of the issued and outstanding shares of MIG's preferred stock.

13.    Assignment.
       ----------

Each member of the Group may assign all or a portion of its rights, interests or obligations hereunder and with respect to the Acquisition to one or more parties whether or not another member of the Group (x) without the consent of MIG, provided that (i) the interest of ETV in the Acquisition shall be no greater than 30%, and (ii) one of Salford or Istithmar remains a participant in the Group, or (y) with the prior written consent of MIG, which consent shall not be unreasonably refused or delayed. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


                                    * * * * *

                            [Signature page follows]

     If the foregoing appropriately sets forth our mutual understandings on the subject matter described above, please sign in the space provided below and return an executed copy of this letter to us. We are excited about this investment opportunity and would like to move forward as quickly as possible.

                                              Very truly yours,

                                              ISTITHMAR PJSC


                                              By: /S/ Osman Qureshi
                                                  -----------------
                                              Name:  Osman Qureshi
                                              Title: Managing Director


                                              SALFORD GEORGIA


                                              By: /S/ Irakli Rukhadze
                                                  -------------------
                                              Name:  Irakli Rukhadze
                                              Title: Managing Director


                                              EMERGENT TELECOM VENTURES LIMITED


                                              By: /S/ Mohamed Amersi
                                                  ------------------
                                              Name:  Mohamed Amersi
                                              Title: Director




Accepted and Agreed:

METROMEDIA INTERNATIONAL
GROUP, INC.


By: /S/ Mark S. Hauf
    ----------------
Name:  Mark S. Hauf
Title: Chairman of the Board of Directors and
       Chief Executive Officer